                                                                   Exhibit 10.23

[TRITON LOGO]

SKIP SPEAKS
President/CEO




May 22, 2000


Mark Johnson
1647 Durham Road,
Madison, CT 16443

Dear Mark:

It is with pleasure that Triton Network Systems, Inc. extends to you an offer of employment for the exempt position of Chief Operating Officer. This offer is contingent upon the successful completion of a background check and drug test. You will be reporting to the President and CEO, and your work location will be in Orlando, Florida. The following is designed to serve as a record of the essential terms of your employment, which supersedes all prior discussions:

Commencement of employment
No later than June 19, 2000.

Salary
Your base salary will be $195,000 per annum payable bi-weekly every other
Friday.

Annual Bonus
You will receive an annual bonus of 30% of your base salary, based upon successful accomplishment of goals and objectives.

Sign-On Bonus
You will receive a sign-on bonus in the amount of $25,000. In the event that you voluntarily resign from Triton Network Systems, Inc. (TNS) within twelve months of your start date, you will be liable to reimburse TNS for the full sign-on bonus amount.

Stock Options
You will receive, subject to board approval, 250,000 TNS share options. Your options will vest based on the following formula:
- One fourth (1/4) after completion of one full year of service with TNS.
- 1/48th each month thereafter
You shall vest in all the above options as provided until you are no longer employed by the TNS or any of its affiliates.

Additional Stock Options
You will receive, subject board approval, 25,000 additional TNS share options that will vest at the completion of nine months service with TNS.

                    8529 SouthPark Circle o Orlando, FL 32819
                    Phone (407) 903-2200 o Fax (407) 903-2233

Executive Severance Agreement
You will be offered an Executive Severance Agreement, a form of which is provided for your review.

Relocation
TNS will reimburse all valid relocation expenses per TNS' Relocation Policy, including tax "gross up" (provision of extra income to offset most federal tax liabilities). TNS will provide you with a furnished corporate apartment for nine months in lieu of the three months of temporary living expenses provided by the relocation policy. In the event that you voluntarily resign from TNS within twelve months of your start date, you will be liable for all your relocation expenses previously re-imbursed by TNS.

Vacation
You will receive three weeks of vacation per year, with two weeks of vacation available to you in August, 2000 and one week available to you in February, 2001.

Please sign and return the offer letter to me on or before May 26, 2000. We look forward to you joining the Triton Network Systems team. Please let me know if you have any questions about your employment with TNS.

Sincerely,

/s/ Skip Speaks
-------------------
Skip Speaks
President & CEO

Acceptance of Offer

/s/ Mark Johnson
-------------------
Mark Johnson

                                                                FORMS AGREEMENT
                                                                REVISED 4/03/00

           EMPLOYMENT, RESTRICTIVE COVENANTS AND SEVERANCE AGREEMENT

THIS EMPLOYMENT, RESTRICTIVE COVENANTS AND SEVERANCE AGREEMENT (the "AGREEMENT") is made this ____ day of ___________, 2000, between Triton Network Systems, Inc. a Florida corporation ("Company"), whose business address is 8529 South Park Circle, Suite 400, Orlando, FL 32819 and ______________, ("Executive"), whose address is __________________________________________.

                                R E C I T A L S:

         A. Executive is currently employed by Company as Vice President of __________.

         B. Executive is currently a party to that certain Employee Proprietary Information Agreement, dated __________, 200__ (the "Proprietary Information Agreement").

         C. Executive is currently a party to that certain 1997 Incentive Stock Plan, Stock Option Agreement, dated __________, 200__ (the "Stock Option Agreement").

                                       OR

         [C.      EXECUTIVE AND COMPANY PREVIOUSLY ENTERED INTO THAT CERTAIN
1997 INCENTIVE STOCK PLAN, RESTRICTED STOCK PURCHASE AGREEMENT, DATED ____________, 200_ (THE "STOCK PURCHASE AGREEMENT").]

         D. The Company has agreed to provide certain severance payments and other benefits in the event of the termination of Executive's employment without cause by either Company, absent any change in control, or by Company or Company's successor-in-interest within 12 months after a Change of Control (as such term is defined in paragraph 7), in accordance with the terms set forth below.

         E. In return for the severance and other benefits, the Executive agrees to be bound by certain restrictive covenants and provide a waiver and release of all claims against Company and any Successor (as such term is defined in paragraph 8).

         NOW, THEREFORE, in consideration of the mutual promises contained herein and Company's hiring of Executive or continuing to employ the services of the Executive based on the terms of this Agreement and the Executive's covenants and promises contained in this Agreement (including the Release as defined herein) and the monies to be paid hereunder, and other good and valuable consideration exchanged, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed by the parties:

                               A G R E E M E N T:

         1. Recitals. The above Recitals are true and correct and are incorporated herein by reference.

         2. Employment Status; At-Will Employment. Nothing contained herein shall be construed to confer upon or grant Executive rights of employment other than Executive's status as an at-will employee of Company or Successor. As an at-will employee, Executive's employment is for an unspecified duration.



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

         3. Duties of Executive; Devotion of Time: Executive is employed by Company on a full time basis to render services as the Vice President of ___________ and Executive shall devote substantially all of Executive's business time rendering services on behalf of Company on a full-time basis at least forty (40) hours per week. Executive shall not engage in or carry on or be employed by any other business or profession without the written consent of Company; provided, however, nothing contained herein shall prohibit Executive from investing or trading in stocks, bonds, commodities or other securities or forms of investment, including real estate.

         4. Continued Payments Through Termination of Employment. In the event Executive is terminated without cause, by Company without there having been a Change of Control, or by either Company or Successor (as defined in paragraph 8) within twelve (12) months following a Change of Control (as defined in paragraph 7), then Executive shall be paid his base salary, unreimbursed business expenses and any earned unused vacation pay through the effective date of the termination of Executive's employment. Company shall provide Executive with fifteen (15) days advance written notification of Executive's termination. Company has the right to excuse Executive from performing Executive's duties before the end of such fifteen (15) day period, however, Executive will be paid benefits as provided herein through the effective date of termination.

         5. Continued Payments Post-Termination. In the event of a termination of Executive's employment without cause by Company without there having been a Change of Control, or by Company or Successor within twelve (12) months following a Change of Control, the following will be provided to
Executive:

                  5.1. Severance Compensation, including Health Insurance. As "Severance Compensation," Company or Successor will continue the payment of Executive's base salary at the rate in effect at the time of termination for one hundred eighty (180) days following the effective date of Executive's termination. Company also agrees to make the COBRA premium payments to continue (or reimburse employee if payments have been made) Executive's health insurance coverage and that of Executive's dependents, for the health insurance plan already in effect or a comparable plan if a change is made for active employees, for one hundred eighty (180) days following the effective date of Executive's termination. Thereafter, Executive shall be entitled to continue such health insurance coverage for any remaining COBRA period in accordance with federal law. Upon Executive's termination, Company will (within the time periods required by law) provide Executive and his covered family members, with any required notices and the opportunity to make an election to continue as a member of Company's group health insurance plans, for the remaining applicable period, in accordance with applicable federal law (i.e. COBRA and/or HIPPA), provided that the applicable premiums are paid by Executive for such coverage, after Company's payments cease hereunder.

         In addition, Executive will be provided enhanced severance on a monthly basis, over a six (6) month period, calculated at one-twelfth (1/12) of twenty-five percent (25%) of the Executive's target bonus amount established for the calendar year in which the termination is effective (for example:
Target Bonus set at $20,000 x .25 = $5,000 x 8.333% (1/12 of 100%) = $416.65
gross monthly payment).

         All such Severance Compensation (including enhanced severance) shall be paid subject to the conditions and limitations set out in this Agreement and according to the normal payroll practices of Company and less applicable federal income tax withholding, social security taxes and any other applicable payroll deductions.



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                                                                FORMS AGREEMENT
                                                                REVISED 4/03/00


                  5.2. Stock Options [OR STOCK REPURCHASE]. Executive shall be entitled to retain those shares that have been released prior to the date of Executive's termination, in accordance with the terms of the Stock Purchase Agreement. Company agrees to waive its Repurchase Option (as set out in Paragraph 3(a) of the Stock Purchase Agreement) on a pro rata basis for those Unreleased Shares (as defined in the Stock Purchase Agreement) which are scheduled to be released during the one hundred eighty (180) day period immediately following Executive's termination. Accordingly, for each month of this 6 month period, Company will waive 1/48 of its Repurchase Option, so at the end of the one hundred eighty (180) day period, Company will have waived 6/48's of the Repurchase Option. Executive understands that Company retains its Repurchase Option for all shares that are scheduled to be released after the one hundred eighty (180) day period immediately following Executive's termination. Notwithstanding the provisions of Paragraph 3(a) of the Stock Purchase Agreement concerning the ninety (90) day repurchase notice, Company may exercise its Repurchase Option pursuant to Paragraph 3(a) of the Stock Purchase Agreement within thirty (30) days after said one hundred eighty (180) day period immediately following Executives termination. The parties agree that this paragraph shall be deemed to amend, in part, Paragraph 3(a) of the Stock Purchase Agreement.

                                       OR

         [EXECUTIVE'S STOCK OPTIONS WILL CONTINUE TO VEST DURING THE ONE HUNDRED EIGHTY (180) DAY PERIOD IMMEDIATELY FOLLOWING EXECUTIVE'S TERMINATION AND EXECUTIVE MAY EXERCISE SAID STOCK OPTIONS ANYTIME WITHIN THE TWO HUNDRED TEN (210) DAY PERIOD IMMEDIATELY FOLLOWING EXECUTIVE'S TERMINATION. IN ALL OTHER RESPECTS, THE TERMS AND CONDITIONS OF EXECUTIVE'S STOCK OPTION AGREEMENT WILL GOVERN, WITHOUT MODIFICATION. CAVEAT: EXECUTIVE UNDERSTANDS AND ACKNOWLEDGES THAT THE CURRENT STOCK OPTION AGREEMENT WAS MADE PURSUANT TO AN INCENTIVE STOCK OPTION PLAN, UNDER WHICH EMPLOYEE RECEIVES SPECIAL TAX TREATMENT UNDER THE INTERNAL REVENUE CODE FOR THE EXERCISE OF SUCH OPTIONS. INCENTIVE STOCK OPTIONS ARE STRICTLY GOVERNED UNDER SS. 422 ET SEQ. OF THE INTERNAL REVENUE CODE. EXECUTIVE UNDERSTANDS THAT THE EXTENDED VESTING PERIOD AND THE EXTENDED EXERCISE PERIOD SET FORTH IN THIS SUBPARAGRAPH 5.2 MAY BE DEEMED MODIFICATIONS TO THE STOCK OPTION AGREEMENT BY THE INTERNAL REVENUE SERVICE. ACCORDINGLY, SUCH MODIFICATIONS MIGHT DESTROY, IN WHOLE OR IN PART, ANY FAVORABLE TAX TREATMENT FOR EXECUTIVE ON EXERCISE AND MAY CONVERT THE STOCK OPTION AGREEMENT TO A NONSTATUTORY STOCK OPTION AGREEMENT. THE EXERCISE PRICE MAY ALSO BE CHANGED TO THE FAIR MARKET VALUE OF THE STOCK AT THE TIME OF THE MODIFICATION RATHER THAN AT THE TIME OF THE GRANT OF THE OPTION.

         COMPANY ALERTS YOU TO THESE POSSIBILITIES SO THAT YOU MAY OBTAIN YOUR OWN TAX COUNSEL TO REVIEW THE APPROPRIATE DOCUMENTS AND ADVISE YOU ACCORDINGLY. COMPANY MAKES NO REPRESENTATIONS WHATSOEVER TO YOU OF THE EFFECT OF THE EXTENSION OF THE VESTING PERIOD AND OF THE EXERCISE PERIOD THAT HAS BEEN GRANTED TO YOU UNDER THIS SUBPARAGRAPH 5.2. IN THE EVENT THE PROVISIONS OF THIS



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                                                                FORMS AGREEMENT
                                                                REVISED 4/03/00



SUBPARAGRAPH 5.2 ARE DEEMED MODIFICATIONS BY THE INTERNAL REVENUE SERVICE TO THE STOCK OPTION AGREEMENT, AND IF SAID MODIFICATIONS HAVE A NEGATIVE OR DELETERIOUS TAX EFFECT ON EXECUTIVE, THEN EXECUTIVE UNDERSTANDS THAT HE ALONE SHALL BEAR THE CONSEQUENCES OF SUCH NEGATIVE OR DELETERIOUS EFFECTS AND NOT THE COMPANY. EXECUTIVE UNDERSTANDS THAT HE MAY EXERCISE ALL VESTED SHARES WITHIN THE TERMS AND CONDITIONS OF THE STOCK OPTION AGREEMENT AS IT CURRENTLY EXISTS AND PRIOR TO THE EXTENDED VESTING AND EXERCISE UNDER THE PROVISIONS OF THIS SUBPARAGRAPH 5.2 AND POSSIBLY AVOID THE ISSUES OF MODIFICATION AND LOSS OF FAVORABLE TAX TREATMENT. HOWEVER, THE INTERNAL REVENUE SERVICE MIGHT DEEM THE STOCK OPTION AGREEMENT TO HAVE BEEN MODIFIED AS OF THE DATE OF THIS AGREEMENT, REGARDLESS OF WHETHER THE EXERCISE OF THE STOCK OPTION OCCURS WITHIN THE TERM OF THE ORIGINAL STOCK OPTION AGREEMENT. ACCORDINGLY, EXECUTIVE IS ENCOURAGED TO SEEK APPROPRIATE TAX ADVICE ON THIS____________________________________________
ISSUE (AT EXECUTIVE'S SOLE EXPENSE) PRIOR TO HIS EXECUTION OF THIS AGREEMENT. EXECUTIVE RELEASES COMPANY FROM ANY AND ALL LIABILITY AND RESPONSIBILITY FOR ANY ADVERSE CONSEQUENCES ATTRIBUTED TO THE EXTENDED VESTING AND EXTENDED EXERCISE PERIODS GRANTED IN THIS SUBPARAGRAPH 5.2.]

                  5.3. Bonus. The Executive shall be entitled to a prorated share of Executive's target bonus amount established for the calendar year in which the termination is effective, according to the following formula: 1/12 of 100% (8.333%) of the target bonus for each full month of employment in the calendar year (for example: Executive terminated May 16 Year 200x (counts as 4 full months of employment in Year 200x). Target bonus set at $20,000 for year 200x. $20,000 x 8.333% = $1,666.60 per month x 4 months = $6,666.40/gross amount of bonus). Partial months of employment will not be included in the calculation. The bonus will be paid in a lump sum payment, less applicable federal income tax withholding, social security taxes and any other applicable payroll deductions, and will be mailed to Executive at the above address (or to such other address as Executive may provide in writing to Company). The bonus will be made with the next regularly scheduled payroll period after the date of termination and after Executive's compliance with paragraph 11 and the terms and conditions of the Release (as defined in paragraph 11). If Company or Successor eliminates the bonus plan prior to Executive's termination, then the bonus payout will be based on the last plan in effect prior to Executive's termination.

                  5.4. Cessation of Post-Termination Payments. Notwithstanding the above subparagraphs, in the event Executive becomes gainfully employed (as an employee or independent contractor performing services for compensation, whether directly or indirectly) at any time within the one hundred eighty (180) day period following Executive's termination, all Severance Compensation (including enhanced severance) as set out in subparagraph 5.1 above, will cease as of the effective date of Executive's new gainful employment. Under no circumstances will the Executive be relieved of any of his obligations under paragraph 12 regarding the restrictive covenants. Further, no payments will be made or other consideration exchanged under this Agreement unless Executive has complied with paragraph 11 (Waiver and Release of Claims) and then, not until at least five (5) business days after the revocation period for the Release has expired (and only if not revoked by Executive). In addition, in the event Executive breaches any of the covenants or provisions of this Agreement (including the Release) following the termination of his employment, all compensation otherwise payable to Executive under subparagraph 5.1 and 5.3 shall immediately cease, and the Company's waiver of the Repurchase Option under paragraph 5.2 shall be void and the Repurchase Option shall be fully reinstated for the balance of the one hundred eighty (180) day period from the date of the breach. For example, if Executive breaches this Agreement 4 months after the commencement of the one hundred eighty (180) day waiver period set out in paragraph 5.2, Company would be entitled to repurchase 2/48 of Executive's Stock under the reinstated Repurchase Option, all in accordance with paragraph 3(a) of the Stock Purchase Agreement.



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

         6. "Cause" Defined. "Cause," as defined for purposes of this Agreement, shall mean the occurrence of any one or more of the following and shall pertain to Executive's relationship with either Company or Successor as the case may be:

                  a. If Executive is involved in illegal acts (other than minor traffic offenses) or acts involving moral turpitude or immoral conduct, including but not limited to theft, fraud or embezzlement.

                  b. Executive's material violation of published written policies of Company or Successor, including personnel policies and procedures.

                  c. The willful and continued failure by Executive to substantially perform his duties with Company (other than any such failure resulting from his incapacity due to a diagnosed disability) after written demand for substantial performance is delivered to Executive by the Chief Executive Officer of Company, which demand specifically identifies the manner in which Executive has not substantially performed his employment duties.

                  d. Executive's violation of the terms of the Proprietary Information Agreement.

                  e. Executive's material violation of any of the terms of this Agreement.

                  f. Executive's insobriety during business hours or Executive's unlawful use of a controlled or illegal substance.

                  g.       Executive's Death.

                  h. In the event Executive is determined by Company's disability income insurance carrier (or medical doctor in the absence of any such carrier) to be permanently disabled and unable to perform the essential functions of Executive's position, with or without a reasonable accommodation.

         7. Change of Control. A "Change of Control" is defined for purposes of this Agreement to be: (i) a merger, consolidation, or other reorganization involving Company in which Company does not survive; or (ii) the sale, whether in a single transaction or a series of transactions, of all or substantially all of the assets comprising Company's principal business; or
(iii) the sale, transfer or other assignment, whether in a single transaction or a series of transactions, within a twelve (12) month period, of that number of shares of Company's capital stock such that, as a result of such transaction or transactions, persons other than persons who are shareholders of Company as of the date hereof own, hold or have rights to acquire, shares of Company's capital stock representing twenty percent (20%) or more of the outstanding capital stock of Company; or (iv) the issuance by Company, whether in a single transaction or a series of transactions, of that number of shares of Company's capital stock such that, as a result of such issuance or issuances, persons other than persons that are shareholders of Company as of the date hereof own or hold shares of Company's capital stock



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                                                                FORMS AGREEMENT
                                                                REVISED 4/03/00



representing twenty percent (20%) or more of the outstanding capital stock of Company.

         8. Company's and Successor's Obligations. Prior to or simultaneous with effecting any succession, Company shall cause any successor-in-interest to all or substantially all of the assets comprising Company's principal business (whether such succession occurs directly or indirectly, or by purchase, merger, stock exchange, consolidation or otherwise) or any assignee (referred to as "Successor") to assume all of Company's obligations under this Agreement (including, but not limited to, financial obligations) in the same manner and to the same extent that Company would be required to perform. If required by the nature of the transaction, Successor will agree, in writing (either in a separate writing or as part of the acquisition documents), to perform under this Agreement. Failure of Company to cause such assumption and performance by the Successor shall be a breach of this paragraph and will entitle the Executive to the remedies set our in paragraph 9. Once a Change of Control occurs resulting in a Successor, then any reference in this Agreement to Company shall apply to Successor as if Successor had originally entered into this Agreement.

         9. Executive's Remedies Upon Breach of Paragraph 8 by Company. In the event the Company does not cause an assumption and performance by Successor pursuant to paragraph 8, then within thirty (30) days from the effective date of the Change in Control to Successor, Executive shall be free to terminate Executive's employment with Successor and Company shall pay Executive continued payments post-termination in accordance with paragraph 5 as if the termination were a termination by Company. Provided, if the Executive voluntarily severs his employment with Company or Successor for any other reason, Executive shall not be entitled to receive any continued payments post-termination in accordance with paragraph 5 of this Agreement. Nothing in this paragraph shall, however, relieve Executive of any of his obligations under this Agreement.

         10. Term of Agreement. This Agreement shall remain effective and shall be in full force and effect until terminated hereunder and shall survive the termination of Executive's services.

         11. Waiver and Release of Claims. Executive agrees to enter into and execute an Employment Severance and Release Agreement (the "Release") to be substantially similar to the Form of Release attached hereto and incorporated herein by reference as Exhibit "A," which agreement waives and releases all claims Executive may have against Company, Successor and any of their officers, directors and employees. The Release must be executed upon Executive's termination (in accordance with the time periods set forth in the Release) and as a condition precedent to receiving any Severance Compensation, bonus payments or continued vesting of stock options beyond terms of the Stock Option Agreement. [OR WAIVER OF REPURCHASE OPTION UNDER THE STOCK PURCHASE AGREEMENT].

         12. Restrictive Covenants. Each of the covenants and restrictions contained in this paragraph, including all subparagraphs, are separate and independent covenants and shall be construed as a series of Separate Covenants (hereinafter referred to as "Separate Covenants"). Each of the Separate Covenants shall be severable, and if at any time a court of competent jurisdiction determines that any of the Separate Covenants are invalid or unenforceable, the parties agree that the




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

                                                                FORMS AGREEMENT
                                                                REVISED 4/03/00



remaining Separate Covenant or Covenants shall continue in full force and effect.

         The parties agree and acknowledge that the covenants and restrictions set forth in this paragraph including all subparagraphs, are supported by Company's legitimate business interests, including but not limited to protecting customer and client lists contacts and preventing the solicitation of existing and prospective customers, and are not contrary to public policy.

         Executive agrees that during Executive's employment and for a period of six (6) months after the cessation of Executive's employment, for any reason, with Company or Successor, Executive shall not, within the following geographic territory: All states and territories of the United States of America and all foreign countries and territories where Company is engaged, or intends to be engaged within twelve (12) months of the termination of Executive's employment, in business (the "Territory"), directly or indirectly, individually or as stockholder, partner, officer, independent contractor, consultant, executive, dealer, lender, manager, supervisor, administrator, instructor, salesperson, sole proprietor, guarantor, principal, agent, director, or member of any association or otherwise:

                  a. interfere or attempt to interfere with any customer contracts (regardless whether said contracts are written or verbal), or business relationships or advantages, existing and in effect as of the date of termination of employment;

                  b. interfere with the business relationships of, or solicit or accept the business or orders of, a customer of Company existing (i) as of the date of cessation of Executive's employment or (ii) during a period of one hundred eighty (180) days prior to the date of cessation of employment;

                  c. interfere with any customers by using any internal Company information or data in a damaging, derogatory or other manner that would potentially damage Company's relationships with it's customers.

                  d. serve any interests or do any act or thing that might conflict with the legitimate business interests of Company; or

                  e. compete or assist others to compete with Company for new customers in the same or any similar business within the Territory.

                  12.1. No Prior Obligations. Executive warrants that the Executive is not under any prior contractual restrictions that might affect Executive's ability to perform services under this Agreement. If Company incurs legal fees due to an enforcement proceeding, or a threatened proceeding, against Executive or against Company by Executive's prior employer or business relationship, Executive will hold Company harmless and indemnify Company for any attorney's fees and costs incurred in defense of any claims against Company and Executive if any such fees or expenses are incurred. Executive agrees that Company will have the right to set off any and all such costs, damages or liability against any payments otherwise owed to Executive from Company.




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

                                                                FORMS AGREEMENT
                                                                REVISED 4/03/00



                  12.2. Notice to New Employer. If Executive seeks employment with a business in the same or in a similar line of business as Company, Executive will notify the competing business of the restrictions set out in this paragraph and Executive further agrees that Company may notify the competing business by whom Executive may become employed of the existence of the restrictions set out in this paragraph of this Agreement.

                  12.3. Survival. The provisions of this paragraph shall survive the termination of Executive's employment relationship with Company for any reason whatsoever.

                  12.4. Attorneys' Fees and Costs. In the event the services of legal counsel are required to enforce the covenants contained in this paragraph against Executive (regardless of whether such action results in litigation), the prevailing party shall be entitled to reasonable attorneys' and paraprofessionals' fees and costs from the nonprevailing party, which in the event of litigation shall also include those attorneys' and paraprofessionals' fees and costs incurred at trial and on appeal and through all stages of settlement and collection proceedings.

                  12.5. Tolling. In the event Executive shall breach any ofthe provisions in this paragraph, the running of the period of the restrictions set forth in this Agreement shall be tolled during the continuation(s) of any such breach or breaches, and the running of the period of such restrictions shall commence or commence again only upon compliance by Executive with the terms of the applicable provisions that have been breached.

         13. Confidentiality, Nondisclosure and Nondisparage. The provisions of this Agreement related to the terms of and payment of Severance Compensation, bonus and continued vesting of stock options [OR WAIVER OF REPURCHASE OPTION] are highly confidential and the confidentiality provisions are a key element of Company's willingness to enter into this Agreement. Executive hereby agrees that all terms of this Agreement related to said payments and the terms and conditions reflected herein, shall be kept confidential and shall not be disclosed to any third party, including any person, group, media or entity of any kind whatsoever, other than in confidence to Executive's spouse, attorney, and/or tax advisor, except pursuant to an agreement with Company or Successor, as the case may be, or as may be required by law or court order.

         Executive shall not disparage or otherwise make any negative comments or provide any negative information about Company or Successor. Nor shall Executive say anything unflattering or derogatory about Company's or Successor's management, business practices, products or services, or about any individual associated with Company or Successor (including directors or officers).

         The only exceptions to this paragraph are the disclosures as set out in subparagraph 12.2 and that this Agreement may be used as evidence in a subsequent proceeding in which any of the parties allege a breach of the Agreement. The provisions of this paragraph shall survive the termination of any other provisions of this Agreement or the termination of Executive's relationship with Company for any reason whatsoever.



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                                                                FORMS AGREEMENT
                                                                REVISED 4/03/00



         14. Remedies. Executive acknowledges that Executive's promises are unique and special and that damages suffered by Company by virtue of Executive's breach of this Agreement including any of its Separate Covenants, would be difficult or impossible for Company to estimate in advance. Therefore, Executive agrees that in the event Executive breaches this Agreement, or any of its Separate Covenants, Company shall be entitled to a temporary and permanent injunction against Executive prohibiting and restraining Executive from further violations of the provisions of this Agreement. The existence of any claim or cause of action that the Executive may have against Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of this Agreement. In addition, Company shall be entitled to such other relief at law or equity as the court may find appropriate. The parties agree that enforcement of this Agreement, or any of its Separate Covenants will not negatively affect the public, health, safety or welfare. The provisions of this paragraph shall survive the termination of any other provision of this Agreement or the termination of Executive's employment relationship with Company for any reason whatsoever.

         15. Third Party Beneficiaries. Any parent company or subsidiary of Company and/or Successor shall be a third party beneficiary of this Agreement, with all rights of enforcement of the protective covenants of paragraph 12 herein.

         16. Entire Agreement. This Agreement, including Exhibit "A," constitutes the entire agreement of the parties with respect to the subject matter herein. Any and all previous or contemporaneous understandings with respect to the subject matter herein, not contained herein, whether written or oral, are hereby either waived or superseded and are of no force and effect. This Agreement may be modified only by written agreement executed by all parties to which the modification will apply (i.e., by Executive and Company and/or Successor). This Agreement is in addition to and does not supersede the Proprietary Information Agreement or the Stock Option [OR PURCHASE] Agreement entered into between Company and Executive. In the event of any conflict between the provisions of this Agreement, the Proprietary Information Agreement or the Stock Option [OR PURCHASE] Agreement, this Agreement will govern.

         17. Applicable Law, Binding Effect, Successors and Assigns and Venue. This Agreement shall be governed, construed and regulated under and by the laws of the State of Florida, and shall inure to the benefit of, and be binding upon and enforceable by, the parties hereto and their heirs and personal representatives, and as to Company, its Successor as defined herein, which includes any assigns. Jurisdiction and venue for enforcement and prosecution of this Agreement or any of its terms lies exclusively in the federal and state courts located in Orange County, Florida. In the event of a Change of Control resulting in a Successor, then all rights, duties and obligations of Company will become that of Successor.

         18. Consent to Assignment. Executive may not assign this Agreement. Executive agrees, however, that this Agreement is intended to apply to either Company or Successor. Thus, Company may assign this Agreement, without a separate writing, and all the covenants and restrictions

                                                                FORMS AGREEMENT
                                                                REVISED 4/03/00



contained herein, to a Successor, as defined in this Agreement. Executive does hereby consent to and ratify any such assignment and agrees to continue to be bound to this Agreement, whether or not Executive decides to become or to remain employed by Successor, and further agrees that this Agreement will continue in full force and effect unless terminated by such Successor.

         19. Invalid Provision. The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         20. Notices. Any and all notices required or permitted to be given under this Agreement will be sufficient if furnished in writing, and personally delivered or sent by certified mail, postage prepaid, to Executive's last known residence, or to Company's principal office in Orlando, Florida, whichever the case may be, or to such address as either party may have furnished to the other in writing in accordance herewith. Any notice sent by certified mail as aforesaid shall be deemed to have delivered on the third business day following the date of mailing.

         21. Waiver. The failure of Company, at any time, to require performance of Executive of any provision hereof, or to resort to its remedy at law, in equity, or otherwise, shall in no way affect the right of Company to require such full performance or to resort to such remedy at any time thereafter, nor shall the waiver by Company of a breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision unless expressly stated in writing by Company. No waiver of any of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver.

         22. Interpretation; Headings; Gender and Number. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by one of the parties. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, references in this Agreement to any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular.

         23. Knowing and Voluntary. Executive has read and fully understands and agrees with the provisions contained in this Agreement and has been given an opportunity to review this Agreement prior to accepting employment or changing Executive's position and that Executive is signing the Agreement of Executive's own free will, without duress or coercion.

                                                                FORMS AGREEMENT
                                                                REVISED 4/03/00



         WITNESS the execution hereof by the parties intending to be legally bound as of the day and year first above-written.

                                     "COMPANY"

                                     Triton Network Systems, Inc.,
                                     a Florida corporation

                                     By:
                                        ---------------------------------------
                                     Printed Name:
                                                  -----------------------------
                                     Its President


                                     "EXECUTIVE"

                                     By:
                                        ---------------------------------------
                                     Printed Name:
                                                  -----------------------------

STATE OF FLORIDA
COUNTY OF ______________

The foregoing instrument was acknowledged before me this day of __________, 200__, by, as the _____________________________________ of Triton Network
Systems, Inc.


                                     ------------------------------------------
                                     Signature of Notary Public

                                     ------------------------------------------
                                     (Print Notary Name)
                                     My Commission Expires:____________________
AFFIX NOTARY STAMP                   Commission No.:___________________________
                                     [ ] Personally known, or
                                     [ ] Produced Identification
                                     Type of Identification Produced:
                                     ------------------------------------------


STATE OF FLORIDA
COUNTY OF ______________


The foregoing instrument was acknowledged before me this ____ day of _________, 200_, by ___________.


                                     ------------------------------------------
                                     Signature of Notary Public

                                     ------------------------------------------
                                     (Print Notary Name)
                                     My Commission Expires:____________________
AFFIX NOTARY STAMP                   Commission No.:___________________________

                                                                 FORMS AGREEMENT
                                                                 REVISED 4/03/00

                                     [ ] Personally known, or
                                     [ ] Produced Identification
                                     Type of Identification Produced

                                     -------------------------------------------

                                   EXHIBIT "A"

                                     FORM OF
                   EMPLOYMENT SEVERANCE AND RELEASE AGREEMENT

         THIS EMPLOYMENT, SEVERANCE AND RELEASE AGREEMENT (the "Release") is made and entered into as of the ___ day of _______, 2000 by and between TRITON NETWORK SYSTEMS, INC. a Florida corporation (the "Company") and/or its successor in interest _________________________ (the "Company and/or Successor") and ________________ ("Executive").

                                R E C I T A L S:

         A. Executive has been an employee of the Company and/or the Successor and such relationship is hereby terminating, and

         B. This Release is entered into and pursuant to that certain Employment, Restrictive Covenant and Severance Agreement (the "Employment Agreement ") between the Executive and the Company dated , 200__, which has subsequently been assigned to the Successor and whereby the Company agreed to provide Executive certain benefits upon the Executive's termination in exchange for entering into this Release.

         C. Executive and Company previously entered into that certain Employee Proprietary Information Agreement, dated , 200 (the "Proprietary Information Agreement"), which agreement was assigned to Successor.

         D. Executive and Company previously entered into that certain 1997 Incentive Stock Plan, Stock Option Agreement, dated _________, 200__ (the "Stock Option Agreement").
                                       OR
         [D.      EXECUTIVE AND COMPANY PREVIOUSLY ENTERED INTO THAT CERTAIN
1997 INCENTIVE STOCK PLAN, RESTRICTED STOCK PURCHASE AGREEMENT, DATED ____________, 200__ (THE "STOCK PURCHASE AGREEMENT").]

         E. Executive recognizes that Executive is still bound by certain provisions of the Employment Agreement that survive Executive's termination as well as by the terms of the Proprietary Information Agreement.

         F. The parties hereto desire to set forth herein their understandings and agreements in

                                                                 FORMS AGREEMENT
                                                                 REVISED 4/03/00

connection therewith.

         NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Recitals. The above Recitals are true and correct and are incorporated herein by reference.

         2. Separation of Employment. Executive hereby severs his employment with Company and/or the Successor.

         3. Release. In consideration of the good and valuable consideration extended hereunder and under the Employment Agreement, Executive on his own behalf and on behalf of his spouse, heirs, executors, administrators, legal representatives, successors, assigns or others acting on his behalf, hereby releases and forever discharges Company and its directors, officers, shareholders, employees, agents, managers, and any parent, affiliate or successor entity (collectively referred to as "Released Parties," said term to include Company and Successor), from any and all claims, debts, demands, actions, causes of action, suits, costs, damages, expenses, obligations and other liabilities whatsoever, whether arising out of Executive's employment, separation from employment or otherwise, and specifically including actions to or for equitable or declaratory relief of any kind, reinstatement, back pay, damages or compensatory relief of any kind, punitive or liquidated damages of any kind, costs, attorneys' fees or interest available:

         a. under any federal law, statute rule or regulation, including but not limited to, federal employment laws such as the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991(42 U.S.C.ss.ss.2000e-2000e-17); the Civil Rights Act of 1866, as amended (42 U.S.C.ss.ss.1981-1988); the Fair Labor Standards Act of 1938, as amended (29 U.S.C.ss.ss.201-219); the Equal Pay Act of 1963 (29 U.S.C.ss.206(d)(1)); the Americans With Disabilities Act of 1990 (42 U.S.C.ss.ss.12101-12213); the Family and Medical Leave Act of 1993 (29 U.S.C.ss.ss.2601-2654); the Employee Retirement Income Security Act of 1974 (29 U.S.C.ss.1161-1168); the Consolidated Omnibus Budget Reconciliation Act of 1985; and SPECIFICALLY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED BY THE OLDER WORKERS BENEFIT PROTECTION ACT, 29 U.S.C.SS.626 (THE "ADEA");

         b. under any employment law, statute, rule or regulation of the State of Florida, including but not limited to the Florida Civil Rights Act of 1992 (Chapter 760, Florida Statutes) and any and all claims for discrimination, including age discrimination under that law; or any other state of the United States of America dealing with fair employment practices and non-discrimination;

         c. for any common law claims or claims founded in tort (including negligence) for wrongful discharge, negligence, negligent hiring, negligent training or negligent supervision, assault and battery, invasion of privacy, false imprisonment, intentional infliction of emotional distress, defamation, libel, slander, breach of contract (oral, written or

                                                                 FORMS AGREEMENT
                                                                 REVISED 4/03/00

                  implied), or any other equitable basis of action;

         d.       that Company dealt with Executive unfairly or in bad faith.

                  Executive acknowledges that this release and waiver is given in exchange for the consideration made under this Release and the Employment Agreement and is more than Company would pay under its normal policies and procedures and that, absent this Release, he is not entitled to receive the payments set forth herein.

         4. No Pending or Future Claims. Executive represents that he has no suits, claims, charges, complaints or demands of any kind whatsoever currently pending against any Released Party with any local, state, or federal court or any governmental, administrative, investigative, civil rights or other agency or board based upon events occurring prior to and including the date of the execution of this Release. Executive further agrees, consistent with applicable law, that he will not initiate or institute any claim, charge, action or legal proceeding against Released Parties regarding his employment with Company.

         If Executive violates this Release by instituting any claim, charge, action or legal proceeding against Company or against Released Parties, or any one of them, he agrees that he must, and will, return all of the additional consideration he has received under this Release. Executive further waives the right to receive any further compensation or damages other than set forth herein if he institutes a claim, charge, action or legal proceeding against Released Parties, or any one of them, or if an agency or entity sues or brings any action against Released Parties, or any one of them, on his behalf.

         Notwithstanding anything contained in this Release to the contrary, Executive understands that this Release does not waive any ADEA claim that he may have which arises after the date he signs this Release. Executive further understands that this Release is not intended to affect the rights and responsibilities of the United States Equal Employment Opportunity Commission to enforce the ADEA. Further, nothing contained herein shall limit Executive from filing a lawsuit for the purpose of enforcing Executive's rights under this Release.

         5. Review and Revocation Period. Executive represents that he has read this Release and carefully and fully understands all of its provisions. HE ACKNOWLEDGES THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY AND TO THOROUGHLY DISCUSS ALL ASPECTS OF THIS RELEASE WITH LEGAL COUNSEL, PRIOR TO HIS SIGNING THIS RELEASE. Executive understands that said consultation is at his expense. Executive is knowingly and voluntarily entering into this Release, and Executive further acknowledges that he has at least 21 days to consider this Release and that he has, in any event, had sufficient time to study and reflect on the terms, conditions and effects of this Release. Executive also understands that he may revoke this Release during the 7 day period following the date on which he signs this Release, and that this Release shall not become effective or enforceable until after the expiration of this 7 day revocation period. Executive may revoke by notifying the Company's Human Resource Director, in writing, at the Company's corporate offices, 8529 South Park Circle, Suite 400, Orlando, Florida 32819.

         The revocation must be received by Company's Human Resource Director on or before the expiration of the 7 day period. Executive further understands that if he executes this Release prior to

                                                                 FORMS AGREEMENT
                                                                 REVISED 4/03/00

the end of the 21 day period, he recognizes that this begins the 7 day revocation period and that his shortening of this 21 day time period is knowing and voluntary and done by his own choice. ACCORDINGLY, NO PAYMENTS UNDER THIS RELEASE WILL BE PAID UNTIL AFTER THE REVOCATION PERIOD HAS EXPIRED. Executive understands and agrees that during the 21 day period, and at all times between the date this Release was provided to Executive and the date Executive signs this Release, Executive must honor the terms and conditions imposed on Executive by this Release or Company has the right to withdraw this Release and the consideration to be provided hereunder prior to Executive's signing of this Release.

         6. Benefits. Executive will be entitled to those benefits (Severance Compensation, bonus and stock options [OR WAIVER OF REPURCHASE OPTION]), as applicable and as set out in the Employment Agreement. Executive recognizes that part of the additional consideration is for Executive's release of any ADEA claims. [NOTE: TO BE SPECIFIED UPON EXECUTION OF RELEASE]

         7. Confidentiality, Nondisclosure and Nondisparage. The terms of this Release are highly confidential and the confidentiality provisions are a key element of Company's willingness to enter into this Release. Executive hereby agrees that this Release, and the terms and conditions reflected herein, shall be kept confidential and shall not be disclosed to any third party, including any person, group, media or entity of any kind whatsoever, other than in confidence to Executive's spouse, attorney, and/or tax advisor, except pursuant to an agreement with Company or Successor or as may be required by law or court order. Without the confidentiality requirements set forth herein, Company or Successor would not have entered into the Release. Executive shall not disparage or otherwise make any negative comments or provide any negative information about Company or Successor. Nor shall Executive say anything unflattering or derogatory about Company's or Successor's management, business practices, products or services, or about any individual associated with Company or Successor (including directors or officers). The only exception to this paragraph is that this Release may be used as evidence in a subsequent proceeding in which any of the parties allege a breach of the Release. If this Release must be filed in any court proceeding, the person seeking to file it will do so only under seal, unless expressly prohibited by the court.

         8. No Admission of Liability. It is expressly understood and agreed that this Release shall not be construed as, or be deemed to be, evidence of an admission or concession of any fault or liability or damage whatsoever on the part of either of the parties hereto.

         9. Governing Law; Enforcement of Release. This Release shall be governed and enforced in accordance with the laws of the State of Florida and the OWBPA as applicable to the release of ADEA claims. The Florida courts shall have exclusive jurisdiction over the enforcement of this Release. Venue shall lie exclusively in the federal and state courts in Orlando, Orange County, Florida. In the event an action is instituted for breach of this Release, each party shall bear its own attorney's fees and costs, including attorney's fees and costs on appeal.

         10. Binding Effect. All of the terms, covenants, warranties and representations contained herein shall be binding upon the parties, and their respective heirs, all persons or entities legally responsible for the actions of the parties hereto, assigns, officers, directors, agents, principals, executives, successors, employees, shareholders and predecessors in interest of the parties to the full

                                                                 FORMS AGREEMENT
                                                                 REVISED 4/03/00

extent permitted by law.

         11. All Claims, Complete Agreement, Modification. Except as to future claims under the ADEA or for enforcement of this Release, this Release is in settlement of all claims that Executive now has or ever had or may claim against Released Parties. This Release constitutes the entire agreement between the parties and supersedes all prior agreements, oral or otherwise, with respect to the subject matter hereof. This Release is not intended to and does not relieve the Executive from complying with the terms of the Employment Agreement, the Proprietary Information Agreement or the Stock Option [OR REPURCHASE] Agreement that survive Executive's termination of employment. Neither this Release nor any term hereof may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         12. Headings and Gender. The headings in this Release are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, references in this Release to any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular.

         13. Opportunity to Consider and Confer. Executive acknowledges that he has had the opportunity to read, study, consider, and deliberate upon this Release, has been given the opportunity to consult with legal counsel or an otherwise competent representative, and he fully understands and is in complete agreement with all terms of this Release and that he is entering into the Release of his own free will.

         14. Severability. If any clause or provision in this Release is found to be void, invalid, or unenforceable, it shall be severed from the remaining provisions and clauses that shall remain in full force and effect.

         15. Signing of Release. The undersigned agree that they have read this document consisting of ____ ( ) pages prior to signing, which reading and signing took place in the presence of the undersigned notaries.

         TRITON NETWORK SYSTEMS, INC. WANTS EXECUTIVE TO CONSULT AN ATTORNEY BEFORE SIGNING THIS RELEASE. EXECUTIVE SHOULD THOROUGHLY UNDERSTAND THE EFFECTS OF THE RELEASE BEFORE SIGNING IT.

         IN WITNESS WHEREOF, the parties hereto have executed this Release as of the date first written above with the intent to be legally bound hereby.

                                                                 FORMS AGREEMENT
                                                                 REVISED 4/03/00
                              ACCEPTANCE OF RELEASE

                                    "Company"

                                    TRITON NETWORK SYSTEMS, INC. a Florida
                                    corporation
WITNESS:

------------------------------      By:
                                        ----------------------------------------

Name:                               Name:
     -------------------------           ---------------------------------------
                                    As its:
                                           -------------------------------------

                                    "Successor"
                                                      , a
                                    ------------------    ----------------------
                                    corporation
WITNESS:

------------------------------      By:
                                        ----------------------------------------

Name:                               Name:
     -------------------------           ---------------------------------------
                                    As its:
                                           -------------------------------------

                                    "Executive"

                                    By:
                                       -----------------------------------------

STATE OF FLORIDA
COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this          day of
                                                         --------        -------
                  , 200  by                 , as the
-----------------      --   ---------------          ---------------------------
of Triton Network Systems, Inc.

                                     -------------------------------------------
                                     Signature of Notary Public

                                     -------------------------------------------
                                     (Print Notary Name)
                                     My Commission Expires: ____________________
AFFIX NOTARY STAMP                   Commission No.:____________________________
                                     Personally known, or
                                     [ ] Produced Identification
                                     Type of Identification Produced

                                     -------------------------------------------

STATE OF _________
COUNTY OF ________

                                                                 FORMS AGREEMENT
                                                                 REVISED 4/03/00

         The foregoing instrument was acknowledged before me this ____ day of __________, 200__ by _________________________.


                                     -------------------------------------------
                                     Signature of Notary Public

                                     -------------------------------------------
                                     (Print Notary Name)
                                     My Commission Expires: ____________________
AFFIX NOTARY STAMP                   Commission No.: ___________________________
                                     [ ] Personally known, or
                                     [ ] Produced Identification
                                     Type of Identification Produced

                                     -------------------------------------------

                             TO START 21 DAY PERIOD
                  EXECUTIVE TO SIGN WHEN PRESENTED WITH RELEASE

                 ACKNOWLEDGMENT OF RECEIPT OF RELEASE AGREEMENT

         This Release was given to me on the date appearing below my signature and I recognize I am not legally bound by this Release until I sign the above acceptance signature line.

                                     "Executive"

                                     By:
                                        ----------------------------------------
                                     Print Name:
                                                --------------------------------

                                     Acknowledging receipt of this Release
                                     this ____ day of _________________. 200__.